SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For registration of certain classes of securities
pursuant to section 12(b) or 12(g) of the
Securities Exchange Act of 1934
American Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Ohio	31-0624874

(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

7% Senior Notes due 2050	New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-157649
     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are American Financial Group, Inc.’s (the “Registrant”) 7% Senior Notes due 2050 (the “Senior Notes”). For a description of the Senior Notes, see the material set forth in the section captioned “Description of Debt Securities” in the Registrant’s registration statement on Form S-3 (File No. 333-157649) filed with the Commission on March 3, 2009 (such registration statement, as amended, including all documents incorporated therein by reference, being herein after referred to as the “Registration Statement”) and the materials set forth in the section captioned “Description of Senior Notes” in the Prospectus Supplement of the Registrant filed with the Commission on September 22, 2010 pursuant to Rule 424(b) under the Securities Act of 1933 which shall supplement the Prospectus contained in the Registration Statement, which is incorporated herein by reference.
Item 2. Exhibits.
4.1	Senior Debt Securities Indenture dated as of November 12, 1997, among the Registrant, as Issuer, AFC Holdings Company, as Guarantor and U.S. Bank National Association (formerly known as Star Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-A dated April 19, 1999).

4.2	Senior Debt Securities First Supplemental Indenture dated as of December 3, 1997 among the Registrant, as Issuer, AFC Holdings Company, as Guarantor, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4 from the Registrant’s Post-Effective Amendment No.1 to registration number 333-21995 filed on December 5, 1997).

4.3	Senior Debt Securities Second Supplemental Indenture dated as of February 3, 2004 between the Registrant, as Issuer, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 from the Registrant’s Registration Statement on Form 8-A filed on January 30, 2004).

4.4	Senior Debt Securities Third Supplemental Indenture dated as of June 17, 2009 between the Registrant, as Issuer, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 from the Registrant’s Current Report on Form 8-K filed on June 5, 2009).

4.5	Fourth Supplemental Indenture among the Registrant, as Issuer and U.S. Bank National Association, as Trustee.

4.6	Form of 7% Senior Notes due 2050 (included in Exhibit 4.5).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.
By:	/s/ Karl J. Grafe
Karl J. Grafe
Vice President

Date: September 27, 2010